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                                  B Y - L A W S

                                       OF
                          MADISON EMERGENCY GROUP, P.C.

                                    Article I

                             MEETING OF STOCKHOLDERS

         Sec. 1. ANNUAL MEETINGS. The annual meeting of the stockholders shall be held at the principal office of the Corporation on the first Thursday following the 10th of September of each year at 6:00 p.m. on that day. If the day so designated falls on a legal holiday, then the meeting shall be held upon the first secular day thereafter. The Secretary shall serve personally, or send through the post office at least ten days before such meeting, a notice thereof, addressed to each stockholder at his last known post office address, and publish notice thereof as required by law; but at any meeting at which all stockholders shall be present, or of which all stockholders not present have waived notice in writing, the giving of notice as above required may be dispensed with.

         Sec. 2. QUORUM. At all meetings of stockholders except where it is otherwise provided by law, it shall be necessary that stockholders representing in person two-thirds of the capital stock shall be present to constitute a quorum.

         Sec. 3. SPECIAL MEETINGS. Special meetings of stockholders other than those regulated by statute may be called at any time by one Director upon ten
(10) days' notice to each stockholder of record, such notice to contain a statement of the business to be transacted at such a meeting and to be served personally or sent through the post office, addressed to each of such stockholders of record at his last known post office address; but at any meeting at which all


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stockholders shall be present or of which stockholders not present have waived notice in writing, the giving of notice as above-described may be dispensed with. The Board of Directors shall also, in like manner, call a special meeting of stockholders for the purpose of a transfer of corporate stock whenever so requested in writing by any one stockholder of the Corporation. No business other than that specified in the call for the meeting shall be transacted at any special meeting of the stockholders.

         Sec. 4. VOTING. At all meetings of stockholders, all questions (the manner of deciding which is not specifically regulated by statute) shall be determined by a majority vote of the stockholders present in person; provided, however, that any qualified voter may demand a stock vote, in which case each stockholder present in person shall be entitled to cast one vote for each share of stock owned by him. All voting shall be viva voce except that a stock vote shall be by ballot, each of which shall state the name of the stockholder voting and the number of shares owned by him. The casting of all votes at special meetings of stockholders shall be governed by the provision of the Corporation Laws of this state.

         Sec. 5. ORDER OF BUSINESS. The order of business of all meetings of the stockholders shall be as follows:

         1.       Roll call.

         2.       Proof of notice of meeting or waiver of notice.

         3.       Reading of minutes of preceding meeting.

         4.       Reports of officers.

         5.       Reports of committees.

         6.       Election of inspectors of election.

         7.       Election of Directors.


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         8.       Unfinished business.

         9.       Redemption value of capital stock.

         10.      New Business.

                                   Article II

                                    DIRECTORS

         Sec. 1. NUMBER. The affairs and business of the Corporation shall be managed by a Board of three Directors, the majority of which shall be Doctors of Medicine, and all of such Directors shall be residents of the State of Tennessee and citizens of the United States.

         Sec. 2. HOW ELECTED. At the annual meeting of stockholders, the three persons receiving a plurality of the votes cast shall be Directors and shall constitute the Board of Directors for the ensuing year.

         Sec. 3. TERM OF OFFICE. The term of office of each of the Directors shall be one year, and thereafter until his successor has been elected.

         Sec. 4. DUTIES OF DIRECTORS. The Board of Directors shall have the control and general management of the affairs and business of the Corporation. Such Directors shall in all cases act as a Board, regularly convened, by a majority, and they may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation, as they may deem proper, not inconsistent with these By-Laws and the laws of the State of Tennessee.

         Sec. 5. DIRECTORS' MEETING. Regular meetings of the Board of Directors shall be held immediately following the annual meeting of the stockholders, and on the first Thursday of each month at 6:00 p.m. on that day. If the day so designated falls upon a legal holiday, then the meeting shall be held upon the first secular day thereafter. Special meetings of the Board of

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Directors may be called by the President at any time and shall be called by the
President or the Secretary upon the written request of one Director.

         See. 6. NOTICE OF MEETINGS. Notice of meetings, other than the regular annual meeting, shall be given by service upon each Director in person or by mailing to him at his last known post office address, at least ten (10) days before the date therein designated for such meeting, including the day of mailing, of a written or printed notice thereof specifying the time and place of such meeting and the business to be brought before the meeting and no business other than the business specified in such notice shall be transacted at any special meeting. At any meeting at which every member of the Board of Directors shall be present although held without notice, any business may be transacted which would have been transacted if the meeting had been duly called.

         Sec. 7. QUORUM. At any meeting of the Board of Directors a majority of the Board shall constitute a quorum for the transaction of business; but in the event of a quorum not being pre sent, a less number may adjourn the meeting to some future time, not more than ten (10) days later.

         Sec. 8. VOTING. At all meetings of the Board of Directors, each Director is to have one vote, irrespective of the number of shares of stock that he may hold.

         Sec. 9. VACANCIES. Whenever any vacancy shall occur in the Board of Directors by death, resignation, removal or otherwise, the same shall be filled without undue delay by a majority vote by ballot of the remaining members of the Board at a special meeting which shall be called for that purpose. Such election shall be held within sixty (60) days after the occurrence of such vacancy. The person so chosen shall hold office until the next annual meeting or until his successor shall have been chosen at a special meeting of the stockholders.


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         Sec. 10. REMOVAL OF DIRECTORS. Any one or more of the Directors may be removed either with or without cause at any time by a vote of the stockholders holding two-thirds of the stock at any special meeting called for the purpose or at the annual meeting.

         Sec. 11. INCLUSION OF NON-MEDICAL PERSONNEL ON BOARD. If the Board of Directors includes persons that are not licensed to practice medicine in the State of Tennessee, the Board must create a standing committee of licensed members and vest the responsibility for decisions relating wholly to professional consideration in such committee.

                                   Article III

                                    OFFICERS

         Sec. 1. NUMBER. The officers of this Corporation shall be:

                                            1. President

                                            2. Vice-President

                                            3. Secretary

                                            4.  Treasurer

         Sec. 2. ELECTION. All officers of the Corporation shall be elected annually by the Board of Directors at its meeting held immediately after the meeting of stockholders and shall hold office for the term of one year or until their successors are duly elected.

         Sec. 3. DUTIES OF OFFICERS. The duties and powers of the officers of the Corporation shall be as follows:

                                    PRESIDENT

         The President shall preside at all meetings of the Board of Directors and stockholders.

         He shall present at each meeting of the stockholders and Directors a report of the condition of the business of the Corporation.


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         He shall cause to be called regular and special meetings of the stockholders and Directors in accordance with these By-Laws.

         He shall appoint and remove, employ and discharge, and fix the compensation of all servants, agents, employees and clerks of the Corporation subject to the approval of the Board of Directors.

         He shall sign and make all contracts and agreements in the name of the Corporation and see that they are properly carried out.

         He shall see that the books, reports, statements and certificates required by the statutes are properly kept, made and filed according to law.

         He shall sign all certificates of stock, notes, drafts or bills or exchange, warrants or other orders for the payment of money duly drawn by the Treasurer.

         He shall enforce these By-Laws and perform all the duties incidental to the position and office and which are required by law.

                                 VICE-PRESIDENT

         During the absence and inability of the President to render and perform his duties or exercise his powers as set forth in these By-Laws or in the acts under which this Corporation is organized, the same shall be performed and exercised by the Vice-President; and when so acting, he shall have all the powers and be subject to all responsibilities hereby given to or imposed upon such President.

                                    SECRETARY

         The Secretary shall keep the minutes of the meetings of the Board of Directors and of the stockholders in appropriate books.

         He shall give and serve all notices of the Corporation.

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         He shall be custodian of the records and of the seal, and affix the latter when required.

         He shall keep the stock and transfer books in the manner prescribed by law so as to show at all times the amount of capital stock, the manner and the time the same was paid in, the names of the owners thereof, alphabetically arranged, their respective places of residence, their post office addresses, the number of shares owned by each, the time at which each person became such owner and the amount paid thereon and keep such stock and transfer books open daily during business hours at the office of the Corporation, subject to the inspection of any stockholder of the Corporation, and permit such stockholder to make extracts from said books to the extent and as prescribed by law.

         He shall sign all certificates of stock.

         He shall present to the Board of Directors at their stated meetings all communications addressed to him officially by the President or any officer or shareholder of the Corporation.

         He shall attend to all correspondence and perform all the duties incident to the office of Secretary.

                                    TREASURER

         The Treasurer shall have the care and custody of and be responsible for all the funds and securities of the Corporation and deposit all such funds in the name of the Corporation in such bank or banks, trust company or trust companies or safe deposit vaults as the Board of Directors may designate.

         He shall sign, make and endorse in the name of the Corporation all checks, drafts, warrants and orders for the payment of money and pay out and dispose of same and receipt therefore, under the direction of the President or the Board of Directors.


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         He shall exhibit at all reasonable times his books and accounts to any
Director or stockholder of the Corporation upon application at the office of the Corporation during business hours.

         He shall render a statement at each regular meeting of the Board of Directors and at such other times as shall be required of him and a full financial report at the annual meeting of the stockholders.

         He shall keep at the office of the Corporation correct books of account of all its business and transactions and such other books of account as the Board of Directors may require.

         He shall do and perform all duties appertaining to the office of Treasurer.

         Sec. 4. VACANCIES, HOW FILLED. All vacancies in any office shall be filled by the Board of Directors without undue delay at its regular meeting or at a meeting specially called for that purpose.

         Sec. 5. COMPENSATION OF OFFICERS. The officers shall receive such salary or compensation as may be determined by the Board of Directors.

         Sec. 6. REMOVAL OF OFFICERS. The Board of Directors may remove any officer by a majority vote at any time, with or without cause.

         Sec. 7. INCLUSION OF NON-MEDICAL PERSONNEL AS OFFICERS. If persons that are not licensed to practice medicine in the State of Tennessee serve as officers, the Board of Directors must appoint a standing committee of licensed members and vest the responsibility for decisions relating wholly to professional consideration in such committee.

                                   Article IV

         Sec. 1. SEAL. The seal of the Corporation shall be as follows:


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                                    Article V

                              CERTIFICATES OF STOCK

         Sec. 1. DESCRIPTION OF STOCK CERTIFICATES. The certificates of stock shall be numbered and registered in the order in which they are issued. They shall be bound in a book and shall be issued in consecutive order therefrom and in the margin thereof shall be entered the name of the person owning the shares therein represented with the number of shares and the date thereof. Such certificates shall exhibit the holder's name and the number of shares. They shall be signed by the President or the Vice-President and countersigned by the Secretary or the Treasurer and sealed with the seal of the Corporation.

         Sec. 2. TRANSFER OF STOCK. The stock of the Corporation shall he assigned and transferable on the books of the Corporation only by the person in whose name it appears on said books or his legal representatives. In case of transfer by attorney, the power of attorney, duly executed and acknowledged, shall be deposited with the Secretary. In all cases of transfer, the former certificates must be surrendered up and cancelled before a new certificate can be issued. No transfer shall be made upon the books of the Corporation within ten (10) days preceding the next annual meeting of the stockholders.

         Sec. 3. SALE OF STOCK TO OUTSIDERS CONDITIONED ON OFFER FIRST TO OTHER STOCKHOLDERS. No stock in this Corporation shall be issued to anyone other than an individual who is a graduate physician licensed to practice in the State of Tennessee.

         No stockholders shall transfer or encumber any part of his stock in the Corporation except under the following conditions:

         1. Restriction during life. No stockholder shall transfer or encumber his shares of capital stock of the Corporation to any other graduate physician licensed to practice in the State


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of Tennessee without the unanimous consent of all other stockholders at a stockholders meeting called specifically for that purpose.

         a. If such consent is not granted by all other stockholders, the Corporation shall purchase all the stock of the stockholder.

         b.       The purchase price shall be as set forth in Sec. 3 (4) hereof.

         c. The closing of such sale shall occur fifteen (15) days after said meeting and the purchase price shall be paid by the delivery of twelve (12) promissory notes of the Corporation, each for one-twelfth (1/12) of the purchase price, the first note payable one month after the closing and remaining notes monthly thereafter. Each note shall bear interest at the rate of five (5%) per cent per annum from the date of closing and provide for prepayment without penalty; a default of payment in any note shall cause all remaining notes to become due and payable forthwith.

         2. Purchase upon death. Upon the death of a stockholder (hereinafter referred to as the decedent), all shares of the capital stock of the Corporation owned by him and to which he or his personal representatives shall be entitled shall be sold and purchased as herein provided.

                  a. Obligation of Corporation to purchase. The Corporation shall purchase from the decedent's personal representatives and the decedent's personal representatives shall sell to the Corporation all of the shares of capital stock of the Corporation owned by the decedent and to which the decedent or his personal representatives shall be entitled, at the price set forth in Sec. 3 (4) hereof.

                  b. Closing. The closing of such purchase and sale shall take place at the office of the Corporation at a date designated by the Corporation, which shall not be more than

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ninety (90) days following the date of the qualification of the personal representatives and not less than the (10) days following such date.

                  c. Insurance. If the Corporation shall receive any proceeds of any policy on the life of a decedent, such proceeds shall be paid by the Corporation to the decedent's personal representatives to the extent of the purchase price of the decedent's stock, such payment to be deemed made on account of such purchase price. Payment thereof shall be deferred until the expiration of ninety (90) days after the decedent's death.

                  d. Balance of purchase price. The balance of the purchase price remaining after credit for any such insurance proceeds shall be payable in twelve (12) equal installments, the first such installment payable one month after the closing, and the remaining installments successively monthly thereafter. Each installment shall be represented by a promissory note of the Corporation delivered to the personal representatives, bearing interest at the rate of five (5%) per cent per annum from the date of closing and containing the stipulations regarding prepayment and default described in Sec. 3 (1) c.

                  e. Insufficient corporate surplus. If the Corporation shall not have sufficient surplus to permit it lawfully to purchase all of such shares of capital stock, the decedent's personal representatives and the surviving stockholders shall promptly take such measures to vote their respective holdings of the shares of capital stock to reduce the capital of the Corporation or to take such other steps as may be appropriate or necessary in order to enable the Corporation to lawfully purchase and pay for all the decedent's shares of capital stock, including, by way of illustration and not by way of limitation, an up-to-date appraisal of the assets of the Corporation. If the Corporation shall, nevertheless, be unable or refuse to purchase all of the decedent's shares of capital stock, the obligation of the Corporation with respect to the shares

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which the Corporation shall be unable or refuse to purchase shall be deemed assumed by the surviving stockholders.

                  f. Death of all stockholders within ninety (90) days. The provisions of this Sec. 3 (2) shall be of no effect if all the stockholders shall die within ninety (90) days of each other.

         3. Purchase upon retirement or disqualification. If a stockholder becomes disqualified to practice medicine in the State of Tennessee, or if a stockholder ceases to engage in the active practice of medicine as an Employee of the Corporation due to disability (as defined in the employment contract with the Employee) termination of employment, retirement, or any other reason, all of the shares of the capital stock of the Corporation owned by him shall be sold and purchased as herein provided.

                  a. Obligation of Corporation to purchase. The Corporation shall purchase from the stockholder and the stockholder shall sell to the Corporation all of the shares of capital stock of the Corporation owned by the disqualified or retiring stockholder and to which the disqualified or retiring stockholder shall be entitled, at the price set forth in Sec. 3 (4) hereof.

                  b. Closing. The closing of such purchase and sale shall take place at 'the office of the Corporation at a date designated by the Corporation, which shall not be more than sixty (60) days following the date of disqualification or retirement and not less than ten (10) days following such date.

                  c. Balance of purchase price. The purchase price shall he payable in twelve (12) equal installments, the first remaining installments successively monthly thereafter. Each installment shall be represented by a promissory note of the Corporation delivered to the stockholders, bearing interest at the rate of five (5%) per cent per annum from the date of the

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closing and containing the stipulations regarding prepayment and default described in Sec. 3 (1) c.

                  d. Insufficient corporate surplus. If the Corporation shall not have sufficient surplus to permit it lawfully to purchase all of such shares of capital stock, the stockholders shall promptly take such measures to vote their respective holdings of the shares of capital stock to reduce the capital of the Corporation or to take such other steps as may be appropriate or necessary in order to enable the Corporation to lawfully purchase and pay for all the stockholder's shares of capital stock, including, by way of illustration and not by way of limitation, an up-to-date appraisal of the assets of the Corporation. If the Corporation shall, nevertheless, be unable or refuse to purchase all of the stockholder's shares of capital stock, the obligation of the Corporation with respect to the shares which the Corporation shall be unable or refuse to purchase shall be deemed assumed by the remaining stockholders.

                  e. Disqualification or retirement of all stockholders within ninety (90) days. The provisions of this Sec. 3 (3) shall be of no effect if all the stockholders become disqualified or retire within ninety (90) days of each other.

         4. Purchase price. The price of each share of capital stock to be sold is stipulated to be $________ subject, however, to the adjustments herein provided.

                  a. Review of price. Within ninety (90) days following the close of each fiscal year, the stockholders shall review the stipulated price. Upon each review, the stockholders may either stipulate that there is no change in the price last stipulated or they may unanimously agree upon a new stipulated price.

                  b. Failure to review. If, following the close of any fiscal year, the stockholders shall have failed to stipulate upon maintaining the last stipulated price or to agree


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upon a new stipulated price, the price for each share of capital stock to be sold under this agreement shall be the last stipulated price.

                  c. Stock splits, etc. Appropriate adjustment in purchase price shall be made for any stock dividend, split up, recapitalization or issuance by the Corporation of additional outstanding shares occurring after the fixing of the last stipulated price.

         5. Purchase by Corporation. Whenever the Corporation shall, pursuant to this agreement, be required to purchase shares of the capital stock of the Corporation, each stockholder and the personal representatives of any decedent shall do all things and execute and deliver all papers as may be necessary to consummate such purchase. Any note required to be given hereunder by the Corporation as part of the purchase price shall be endorsed and guaranteed by the remaining or surviving stockholders, as the case may be, who shall not be discharged from such liability by reason of the subsequent extension, modification or renewal of any such note.

         6. Specific performance. It is impossible to measure in money the damages which will accrue to the stockholder or to the personal representatives of a decedent by reason of a failure to perform any of the obligations under this agreement. Therefore, if any stockholder or the personal representatives of a decedent shall institute any action or proceeding to enforce the provisions hereof, any person (including the Corporation) against whom such action or proceeding is brought waives the claim or defense therein that such stockholder or such personal representatives has or have an adequate remedy at law; and such person shall not urge in any such action or proceeding the claim or defense that such remedy at law exists.

         7. Article V, Section 3 (2) and 3 (3) only applicable in certain events. In the event that all outstanding stock is owned by a single stockholder at such stockholder's death, or when such

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single stockholder becomes disqualified or retires, the provisions of Article V,
Sections 3 (2) and 3 (3) shall be ineffective. Instead, the Corporation shall be liquidated and the assets distributed to the deceased stockholder's personal representatives or to the disqualified or retiring stockholder, unless within sixty (60) days of such stockholder's death, disqualification or retirement, a physician authorized to practice medicine in the State of Tennessee purchases the outstanding stock from the decedent's personal representatives or from the disqualified or retiring stockholder.

                                   Article VI

                                    DIVIDENDS

         Sec. 1. WHEN DECLARED. The Board of Directors shall by vote declare dividends from the surplus profits of the Corporation whenever, in their opinion, the condition of the Corporation's affairs will render it expedient for such dividends to be declared.

                                   Article VII
                               BILLS, NOTES, ETC.

         Sec. 1. HOW MADE. All bills payable, notes, checks or other negotiable instruments of the Corporation shall be made in the name of the Corporation and shall be signed by such officer or officers as the Board of Directors shall from time to time direct. No officer or agent of the Corporation, either singly or jointly with others, shall have the power to make any bill payable, note, check, draft or warrant or other negotiable instrument or endorse the same in the name of the Corporation or contract or cause to be contracted any debt or liability in the name of or on behalf of the Corporation, except as herein expressly prescribed and provided.

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                                  Article VIII

                                   AMENDMENTS

         Sec. 1. HOW AMENDED. These By-Laws may be altered, amended, repealed or added to by an affirmative vote of the Board of Directors representing all of the whole capital stock at a monthly meeting or at a special meeting called for that purpose, provided that a written notice shall have been sent to each Director on record at his last known address at least ten (10) days before the date of such monthly or special meeting, which notice shall state the alterations, amendments or changes which are proposed to be made in such By-Laws. Only such changes as have been specified in the notice shall be made. If, however, all the Directors shall be present at any regular or special meeting, these By-Laws may be amended by a unanimous vote, without any previous notice.

                                   Article IX

                        EMPLOYMENT OF GRADUATE PHYSICIANS

         This Corporation shall employ various graduate physicians licensed to practice in the State of Tennessee. Such physicians shall enter into an employment agreement as authorized by the Board of Directors.

         There being no further business to come before the meeting, on motion duly made, seconded and carried, the meeting was adjourned.

         Dated the 29th day of December, 1972.

                                            /s/ Jack T. Swan
                                            ____________________________________
                                            Jack T. Swan, Secretary

         /s/ Warren T. Hill
         _________________________________
         Warren T. Hill, Chairman


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